THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CUTANEA LIFE SCIENCES, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

 Cutanea Life Sciences, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.           That the current name of this corporation is “Cutanea Life Sciences, Inc.,” and that this corporation was originally incorporated pursuant to the filing of the original Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Secretary”) on May 18, 2005 (such certificate of incorporation, the “Original Certificate”), under the name “Pyxis Pharmaceuticals, Inc.” The Original Certificate was amended by Certificate of Amendment of Certificate of Incorporation of Pyxis Pharmaceuticals, Inc. filed with the Secretary on December 7, 2005, further amended and restated by the Amended and Restated Certificate of Incorporation of Cutanea Life Sciences, Inc. filed with the Secretary on March 31, 2006, and further amended and restated by the Second Amended and Restated Certificate of Incorporation of Cutanea Life Sciences, Inc. filed with the Secretary on December 22, 2008 (the “Current Certificate”).

2.           That the Board of Directors duly adopted resolutions proposing to amend and restate the Current Certificate, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Current Certificate be amended and restated in its entirety to read as follows:

FIRST:  The name of this corporation is Cutanea Life Sciences, Inc. (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808.  The name of the registered agent of the Corporation at such address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:

I.           Classes of Capital Stock.  The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock”.

II.           Authorized Capital Stock.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 470,000,000 shares of Common Stock, with a par value of $0.001 per share (“Common Stock”), 5,000,000 of which shares shall be designated Non-Voting Subordinated Class A Common Stock (“Class A Common Stock”), and 465,000,000 of which shares shall be designated Class B Common Stock (“Class B Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, with a par value of $0.001 per share (“Preferred Stock”), 25,000,000 of which shares shall be designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock”) and 25,000,000 of which shares shall be designated Series A-2 Preferred Stock (“Series A-2 Preferred Stock” and collectively with the Series A-1 Preferred Stock, the “Series A Preferred Stock”).

III.           [Intentionally Omitted]

  IV.         Rights of Capital Stock.  The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

A.           COMMON STOCK.

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein. Unless otherwise indicated, references to “Sections” or “Subsections” in this Paragraph IV, Part A of this Article FOURTH refer to sections and subsections of this Paragraph IV, Part A of this Article FOURTH.

1.           Dividends.   Subject to Section 1 of Part B of this Paragraph IV, Article FOURTH, dividends are payable on the Common Stock at the discretion of the Board of Directors of the Corporation (the “Board”) at such times and in such amounts as it deems advisable; provided, however, that:

1.1           no dividend of cash or other property, other than a dividend payable in additional shares of Common Stock, shall be paid on shares of Class A Common Stock or Class B Common Stock, unless an equivalent dividend per share is simultaneously paid on the other series of Common Stock;

1.2           in the event that any dividend on Class A Common Stock is paid in shares of Class A Common Stock, a proportionate dividend of shares of Class B Common Stock shall be paid concurrently on Class B Common Stock;

1.3           [Intentionally Omitted];

1.4           in the event that any dividend on Class B Common Stock is paid in shares of Class B Common Stock, a proportionate dividend of shares of Class A Common Stock shall be paid concurrently on Class A Common Stock;

1.5           no shares of Class A Common Stock shall be paid as a dividend on Class B Common Stock;

1.6           [Intentionally Omitted]; and

1.7           no shares of Class B Common Stock shall be paid as a dividend on Class A Common Stock.

2.           Voting.  Except as otherwise required by non-waivable provisions of applicable law, holders of Class A Common Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation. Except as otherwise provided herein or required by non-waivable provisions of applicable law, the holders of the Class B Common Stock are entitled to one vote for each share of Class B Common Stock, as the case may be, held by them shall vote together as a single class, regardless of series, at all meetings of stockholders (and in connection with actions by written consent in lieu of meetings), including, without limitation, with respect to the election of directors; provided, however, that, except as otherwise required by non-waivable provisions of applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate or pursuant to the General Corporation Law.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.           Conversion.

3.1           Automatic Conversion of Class A Common Stock.

  3.1.1     Upon the earliest to occur of the closing of an equity financing or series of related equity financings by the Corporation resulting in aggregate gross cash proceeds (before commissions or other expenses) to the Corporation of at least $5,000,000 (an “Automatic Conversion Event”), each share of Class A Common Stock then outstanding shall, by virtue of and simultaneously with the occurrence of such Automatic Conversion Event, without any further action by the Corporation or its stockholders, automatically convert into a number of fully paid and non-assessable shares of Class B Common Stock at the Class A Conversion Rate (as defined below), as then in effect (the resulting number of shares of Class B Common Stock, the “Class A Conversion Shares”).  For purposes hereof, “Class A Conversion Rate” shall initially be one (1) and shall be subject to adjustment from time to time in accordance with Section 3.1.2 below.

3.1.2       The Class A Conversion Rate shall be subject to adjustment from time to time as follows:

3.1.2.1 If, at any time after the date of this Certificate, the number of shares of Class B Common Stock outstanding is increased by a stock dividend payable in shares of Class B Common Stock or by a subdivision or stock split of shares of Class B Common Stock without a comparable dividend, subdivision or stock split of the shares of Class A Common Stock, then, following the record date for the determination of holders of Class A Common Stock entitled to receive such stock dividend, subdivision or stock split, the Class A Conversion Rate shall be appropriately increased, as necessary, so that the number of shares of Class B Common Stock issuable on conversion of each share of Class A Common Stock shall be increased in proportion to such increase in outstanding shares of Class B Common Stock.  The provisions of this subsection shall similarly apply to successive stock dividends, subdivisions or stock splits. Any adjustment under this subsection shall become effective at the close of business on the date such stock dividends, subdivisions or stock splits become effective.

3.1.2.2 If, at any time after the date of this Certificate, the number of shares of Class B Common Stock outstanding is decreased by a combination or reverse stock split of the outstanding shares of Class B Common Stock without a comparable combination or reverse stock split of the shares of Class A Common Stock, then, following the record date for such combination or reverse stock split, the Class A Conversion Rate shall be appropriately decreased, as necessary, so that the number of shares of Class B Common Stock issuable on conversion of each share of the Class A Common Stock shall be decreased in proportion to such decrease in outstanding shares of Class B Common Stock. The provisions of this subsection shall similarly apply to successive combinations or reverse stock splits. Any adjustment under this subsection shall become effective at the close of business on the date such combinations or reverse stock splits become effective.

3.1.2.3 Except in connection with a Liquidation (as defined below), in the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, stock split, combination or reverse stock split), or any consolidation or merger of the Corporation, each share of Class A Common Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Class B Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Class A Common Stock would have been entitled upon such reorganization, reclassification, consolidation or merger.  The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers. Any adjustment under this subsection shall be come effective at the close of business on the date such reorganizations, reclassifications, consolidations or mergers become effective.

3.1.2.4 All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

3.1.3   Notice of Automatic Conversion.  All holders of record of shares of Class A Common Stock shall be given written notice of the Automatic Conversion Event and the place designated for automatic conversion of all such shares of Class A Common Stock.  Such notice need not be given in advance of the occurrence of the Automatic Conversion Event.  Such notice shall be given by first class or registered mail, postage prepaid, overnight courier or electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Class A Common Stock.  Upon receipt of such notice, each holder of shares of Class A Common Stock shall surrender the certificate or certificates for such shares of Class A Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent).  If required by the Corporation, certificates of Class A Common Stock surrendered for conversion upon an Automatic Conversion Event shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Class A Conversion Time”), and the shares of Class B Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  Notwithstanding the foregoing, effective as of an Automatic Conversion Event, the persons entitled to receive the shares of Class B Common Stock issuable upon conversion of the Class A Common Stock shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such time and the certificates formerly representing shares of Class A Common Stock shall, without any further act of the Corporation or its stockholders, be deemed for all purposes to represent the number of shares of Class B Common Stock into which the shares of Class A Common Stock formerly represented by such certificates have been converted. The Corporation shall, as soon as practicable after the Class A Conversion Time, (i) issue and deliver to such holder of Class A Common Stock, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon such conversion in accordance with the provisions hereof and (ii) pay in cash such amount as provided in Subsection 3.1.4 in lieu of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion.

3.1.4   No Fractional Shares.  No fractional shares of Class B Common Stock shall be issued upon conversion of the Class A Common Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class B Common Stock, as determined in good faith by the Board.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Class A Common Stock the holder is at the time converting into Class B Common Stock and the aggregate number of shares of Class B Common Stock issuable upon such conversion.

3.1.5   Reservation of Shares.  The Corporation shall reserve, and at all times from and after the date of this Certificate up to and including the time of an Automatic Conversion Event keep reserved and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class A Common Stock, such number of its duly authorized shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class A Common Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.  Before taking any action which would cause an adjustment reducing the Class A Conversion Rate below the then par value of the shares of Class B Common Stock issuable upon conversion of the Class A Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class B Common Stock at such adjusted Class A Conversion Rate.

3.1.6   Effect of Conversion.  All shares of Class A Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Class A Conversion Time, except only the right of the holders thereof to receive shares of Class B Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 3.1.4, and to receive payment of any dividends declared but unpaid thereon.  Any shares of Class A Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class A Common Stock accordingly.

3.1.7   Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class B Common Stock upon conversion of shares of Class A Common Stock pursuant to this Section 3.1.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class B Common Stock in a name other than that in which the shares of Class A Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

3.2           [Intentionally Omitted]

4.           Certain Adjustments to Class B Common Stock.

4.1           In the event of any subdivision, combination, or similar recapitalization affecting the outstanding Class A Common Stock (other than as described in Subsection 1.2 above), a proportionate subdivision, combination or recapitalization shall be made concurrently to the shares of Class B Common Stock then outstanding.

4.2           [Intentionally Omitted].

4.3           In the event of any subdivision, combination, or similar recapitalization affecting the outstanding Class B Common Stock (other than as described in Subsection 1.4 above), a proportionate subdivision, combination or recapitalization shall be made concurrently to the shares of Class A Common Stock then outstanding.

4.4           [Intentionally Omitted].

4.5           [Intentionally Omitted].

4.6           [Intentionally Omitted].

B.	PREFERRED STOCK.

The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is 50,000,000, 25,000,000 shares of which are hereby designated “Series A-1 Preferred Stock” and 25,000,000 shares of which are hereby designated “Series A-2 Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Paragraph IV, Part B of this Article FOURTH refer to sections and subsections of this Paragraph IV, Part B of this Article FOURTH.

1.           Dividends.  Prior and in preference to the declaration or payment of any dividends or distributions on any other class or series of capital stock of this Corporation (including the Common Stock), the holders of shares of Series A Preferred Stock shall be entitled to receive, out of assets of this Corporation legally available therefor, cumulative dividends at an annual rate per share of Series A Preferred Stock of twelve percent (12%) of the Series A Original Issue Price (as defined below) beginning on the Series A Original Issue Date (as defined below), as adjusted for any issuances of Series A Additional Shares of Common Stock (as defined below) (including Series A Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3, stock dividends, combinations, splits, recapitalizations and the like affecting the Series A Preferred Stock). Such dividends shall accrue on a daily basis and shall be payable (x) upon the consummation of a Liquidation (defined below) or (y) annually and only (a) in the event of both (x) and (y), in the form of additional shares of Series A Preferred Stock and (b) in the event of (y) only, when, as and if declared by the Board; provided, however, that upon the conversion of any shares of Series A Preferred Stock to Class B Common Stock pursuant to Section 4 below, any annual dividends or any other declared dividends that have not been previously paid shall be paid to the holder of the converted shares at the time of such conversion, at the sole election of the Corporation, either in cash or by issuance of additional shares of Class B Common Stock (which shall be valued for purposes of calculating such payment at the Conversion Price then in effect for such Class B Common Stock). The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2.             Liquidation.

2.1           Payments to Holders of Series A Preferred Stock.  In the event of any Liquidation (as defined below), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the remaining funds and assets of the Corporation available for distribution to its stockholders (the “Available Funds and Assets”), before any payment shall be made to the holders of all classes or series of capital stock of this Corporation (including the Common Stock) by reason of their ownership thereof, an amount per share of Series A Preferred Stock equal to the Series A Original Issue Price, plus any dividends accrued but unpaid thereon (such amount payable pursuant to this sentence, the “Series A Liquidation Amount”).  If upon any such Liquidation, the Available Funds and Assets shall be insufficient to pay the holders of shares of Series A Preferred Stock, by reason of their ownership thereof, the full Series A Liquidation Amount per share to which they shall be entitled under this Subsection 2.1, then the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the Available Funds and Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares of outstanding Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  After payment of the full amounts to which the holders of the Series A Preferred Stock are entitled pursuant to this Subsection 2.1, the outstanding shares of Series A Preferred Stock will be cancelled and retired, and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

2.2           Payments to Holders of Common Stock.  In the event of any Liquidation, and subject to the rights of the holders of any outstanding series of Preferred Stock, including, but not limited to the Series A Preferred Stock, or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, on a pro rata basis, out of the Available Funds and Assets, an aggregate amount equal to $20,000,000 (the "Common Stock Preference Amount") before any distribution shall be made to the holders of Class A Common Stock, or any other class or series of capital stock of the Corporation that ranks junior to the Common Stock.  If upon any Liquidation, after payment in full of the Series A Liquidation Amount to the holders of Series A Preferred Stock, by reason of their ownership thereof, the Available Funds and Assets shall be insufficient to pay the holders of Class B Common Stock, by reason of their ownership thereof, the full Common Stock Preference Amount to which they shall be entitled under this Subsection 2.2, the holders of Class B Common Stock shall share ratably in any distribution of such Available Funds and Assets in accordance with their respective Common Stock Preference Amount. Upon any Liquidation, after payment in full of the Series A Liquidation Amount and the Common Stock Preference Amount, the holders of shares of Class B Common Stock and Class A Common Stock shall be entitled to share ratably in the distribution of the remaining Available Funds and Assets, if any.

2.3           Certain Definitions. For purposes hereof,

 2.3.1        "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction.  For the avoidance of doubt, a Corporation Sale (as defined below) shall be deemed to be a Liquidation hereunder, and may, if such transaction otherwise satisfies the criteria described in Section 3 of Part A of this Paragraph IV, Article FOURTH, constitute an Automatic Conversion Event.  In the event of a Corporation Sale that does not constitute an Automatic Conversion Event, the Corporation shall make appropriate provision to ensure that the applicable terms of this Article FOURTH survive any such transaction. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Liquidation shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board.

2.3.2        “Corporation Sale” means a transaction (or series of related transactions) with one or more non-affiliates, pursuant to which such party or parties acquire (i) capital stock of the Corporation or the surviving entity possessing the voting power to elect a majority of the board of directors of the Corporation or the surviving entity (whether by merger, consolidation, sale or transfer of the Corporation’s capital stock or otherwise, except any such merger, consolidation, sale or transfer of the Corporation’s capital stock involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation, sale or transfer of the Corporation’s capital stock continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger, consolidation, sale or transfer of the Corporation’s capital stock at least fifty and one tenth percent (50.1%), by voting power, of the capital stock of (a) the surviving or resulting corporation or (b) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger, consolidation, sale or transfer of the Corporation’s capital stock the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this definition, all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such merger, consolidation, sale or transfer of the Corporation’s capital stock or upon conversion of Convertible Securities outstanding immediately prior to such merger, consolidation, sale or transfer of the Corporation’s capital stock shall be deemed to be outstanding immediately prior to such merger, consolidation, sale or transfer of the Corporation’s capital stock and, if applicable, converted or exchanged in such merger, consolidation, sale or transfer of the Corporation’s capital stock on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or (ii) all or substantially all of the Corporation’s assets determined on a consolidated basis (an “Asset Sale”).  For the avoidance of doubt, a transfer of the Corporation’s intellectual property rights to CLS001 (omiganan pentahydrochloride), its lead product candidate, whether by way of sublicense, assignment, sale, transfer, collaboration, joint venture, strategic alliance or otherwise shall not be deemed an Asset Sale or a Corporation Sale.

3.           Voting.

3.1           General.  Except as required by non-waivable provisions of applicable law or as otherwise provided by this Certificate, the (i) holders of Series A-1 Preferred Stock shall vote together as a separate class and (ii) the holders of Series A-2 Preferred Stock shall vote together as a separate class.  On any matter presented to the holders of Common Stock of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), including, without limitation, with respect to the election of directors, each holder of outstanding shares of (i) Series A-1 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class B Common Stock into which the shares of Series A-1 Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter and (ii) Series A-2 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class B Common Stock into which the shares of Series A-2 Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.2           Series A-1 Preferred Stock Protective Provisions.  At any time when shares of Series A-1 Preferred Stock are outstanding, the Corporation shall not do or cause any of its wholly-owned subsidiaries to do any of the following without (in addition to any other vote required by non-waivable provisions of applicable law or this Certificate) the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the then outstanding shares of Series A-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.2.1        voluntarily liquidate, dissolve or wind up the Corporation, other than any liquidation, dissolution or winding up in connection with any reincorporation of the Corporation in another jurisdiction;

3.2.2        close a Corporation Sale;

3.2.3        amend, alter or repeal any provision of this Certificate or the Corporation’s bylaws in a manner that materially adversely affects the powers, preferences or rights of the Series A Preferred Stock;

3.2.4        create any subsidiary other than a wholly-owned subsidiary;

3.2.5        engage in or begin a new line of business other than in the general field of dermatology;

3.2.6        authorize, issue or create any new debt or equity security or class of stock of the Corporation or, any other type of instrument that is convertible into or exchangeable into a debt or equity security or class of stock of the Corporation;

3.2.7        [Intentionally Omitted];

3.2.8        remove, destroy, lease, transfer, assign or sell any of the  intellectual property of the Corporation, or grant exclusive or non-exclusive rights to such intellectual property to any third party, other than in the ordinary course of business; or

3.2.9        make any loans in excess of $50,000 (including loans or advances to any officer, employee or director of the Corporation other than in the ordinary course of business in connection with travel advances or the payment of salary) or any guarantees, or enter into any amendments to any existing indebtedness.

3.3           Series A-2 Preferred Stock Protective Provisions. At any time when shares of Series A-2 Preferred Stock are outstanding, the Corporation shall not do or cause any of its wholly-owned subsidiaries to do any of the following without (in addition to any other vote required by non-waivable provisions of applicable law or this Certificate) the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the then outstanding shares of Series A-2 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.3.1        voluntarily liquidate, dissolve or wind up the Corporation, other than any liquidation, dissolution or winding up in connection with any reincorporation of the Corporation in another jurisdiction;

3.3.2        close a Corporation Sale;

3.3.3        amend, alter or repeal any provision of this Certificate or the Corporation’s bylaws in a manner that materially adversely affects the powers, preferences or rights of the Series A Preferred Stock;

3.3.4        create any subsidiary other than a wholly-owned subsidiary;

3.3.5        engage in or begin a new line of business other than in the general field of dermatology;

3.3.6        authorize, issue or create any new debt or equity security or class of stock of the Corporation or, any other type of instrument that is convertible into or exchangeable into a debt or equity security or class of stock of the Corporation;

3.3.7        [Intentionally Omitted];

3.3.8        remove, destroy, lease, transfer, assign or sell any of the intellectual property of the Corporation, or grant exclusive or non-exclusive rights to such intellectual property to any third party, other than in the ordinary course of business; or

3.3.9        make any loans in excess of $50,000 (including loans or advances to any officer, employee or director of the Corporation other than in the ordinary course of business in connection with travel advances or the payment of salary) or any guarantees, or enter into any amendments to any existing indebtedness.

4.           Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1              Right to Convert.

4.1.1       Conversion Ratio.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A Conversion Price” shall initially be equal to $1.00.  Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Class B Common Stock, shall be subject to adjustment as provided below.

 4.1.2       Termination of Conversion Rights.    In the event of a Liquidation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable upon such event to the holders of shares of Series A Preferred Stock.

4.2           Fractional Shares.  No fractional shares of Class B Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class B Common Stock, as determined in good faith by the Board.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Class B Common Stock and the aggregate number of shares of Class B Common Stock issuable upon such conversion.

4.3           Mechanics of Conversion.

 4.3.1       Notice of Conversion.  In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Class B Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event upon which such conversion is contingent.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Series A Conversion Time”), and the shares of Class B Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Series A Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Class B Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion, and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted pursuant to Section 1 above.

4.3.2        Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.  Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Class B Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class B Common Stock at such adjusted Series A Conversion Price.

4.3.3        Effect of Conversion.  All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Series A Conversion Time, except only the right of the holders thereof to receive shares of Class B Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2, and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4        No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Class B Common Stock delivered upon conversion.

4.3.5        Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class B Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class B Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4              Adjustments to Series A Conversion Price for Diluting Issues.

4.4.1            Special Definitions.  For purposes of Part B of Paragraph IV, Article FOURTH, the following definitions shall apply:

(a)           “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)           “Series A Original Issue Date” shall mean June 23, 2009.

(c)           “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)           “Series A Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than (1) the following shares of Common Stock, and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2) above, collectively, “Series A Exempted Securities”):

(i)            shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(ii)           shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)          shares of Common Stock or Options issued to employees, officers or directors of, or consultants or other service providers to, the Corporation or any of its subsidiaries pursuant to a plan, policy or program approved by the Board;

(iv)          shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock or actually issued upon the conversion or exchange of Convertible Securities, including (without limitation) the Series A Preferred Stock;

(v)           shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, real property lessors, vendors, service providers or strategic partners of or to the Corporation or any of its subsidiaries pursuant to a debt financing, equipment leasing or real property leasing transaction, licensing transaction or other transaction or business relationship, approved by the Board; and

(vi)           shares of Common Stock, Options or Convertible Securities issued (A) pursuant to or in connection with the acquisition of another entity or its business or assets by the Corporation or any of its subsidiaries by merger, purchase of substantially all assets or equity securities, or other reorganization, or pursuant to a licensing or joint venture agreement, provided that such issuances are approved by the Board, or (B) in connection with a public offering of the shares of the Corporation’s capital stock.

4.4.2           No Adjustment of Series A Conversion Price.  No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Series A Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 50.1% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Series A Additional Shares of Common Stock.

4.4.3           Deemed Issue of Series A Additional Shares of Common Stock.

(a)           If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Series A Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Series A Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause  (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Series A Additional Shares of Common Stock (other than deemed issuances of Series A Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Series A Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Series A Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Series A Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)           Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)           If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4            Adjustment of Series A Conversion Price Upon Issuance of Series A Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series A Original Issue Date issue Series A Additional Shares of Common Stock (including Series A Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue (such lower consideration, the “Base Conversion Price”), then the applicable Series A Conversion Price shall be reduced, concurrently with such issue, to a price equal to the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made pursuant to this Subsection 4.4.4 in respect of an issuance of Series A Exempted Securities.

4.4.4A         Adjustment of Series A Conversion Price Upon Issuance of Series A Additional Shares of Common Stock in QPO.  In the event the Corporation shall at any time after the Series A Original Issue Date issue Series A Additional Shares of Common Stock (including Series A Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), in connection with a QPO for a consideration per share less than the Base Conversion Price, then the applicable Series A Conversion Price shall be reduced, concurrently with the closing of such QPO, to a price equal to the quotient obtained by dividing (i) the implied pre-money valuation of the Corporation immediately prior to the closing of such QPO by (ii) the number of then outstanding shares of Common Stock on a fully diluted basis (taking into account all Options and Convertible Securities, but excluding for such purposes Options and Convertible Securities that are convertible, exercisable or otherwise exchangeable for shares of Common Stock at a price per share that is greater than the price per share of the Corporation’s capital stock that is offered and sold to the public in a QPO).

4.4.5            Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Series A Additional Shares of Common Stock shall be computed as follows:

(a)           Cash and Property:  Such consideration shall:

(i)           insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)          insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)         in the event Series A Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)          Options and Convertible Securities.  The consideration per share received by the Corporation for Series A Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)           the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

(ii)          the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6               Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Series A Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5           Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  The provisions of this subsection shall similarly apply to successive subdivisions or combinations. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6           Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(i)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)          the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of shares of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Class B Common Stock on the date of such event.

4.7           Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of shares of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of shares of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Class B Common Stock on the date of such event. The provisions of this subsection shall similarly apply to successive dividends or other distribution payable in securities (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property.

4.8           Adjustment for Merger or Reorganization, Etc.  Subject to the provisions of Subsection 2.3.1, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Class B Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class B Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.9           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 30 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Class B Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

4.10              Notice of Record Date.  In the event:

4.10.1  the Corporation shall take a record of the holders of its Class B Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any other security;

4.10.2  of any capital reorganization of the Corporation or any reclassification of the Common Stock of the Corporation;

4.10.3  of a Corporation Sale; or

4.10.4  of a Liquidation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend or distribution, and the amount and character of such dividend or distribution, or (ii) the effective date on which such reorganization, reclassification, Corporation Sale or Liquidation is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Class B Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Class B Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, Corporation Sale or Liquidation, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Class B Common Stock.

5.           Mandatory Conversion.

5.1           Trigger Events.  Concurrently with (a) the closing of a QPO (as defined below) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of (x) the holders of at least sixty-six and two-thirds percent (66⅔%) of the then outstanding shares of Series A-1 Preferred Stock and (y) the holders of at least sixty-six and two-thirds percent (66⅔%) of the then outstanding shares of Series A-2 Preferred Stock (the time of such closing, as described in clause (a) above, or the date and time specified or the time of the event specified in such votes or written consents, as described in clause (b) above, as the case may be,  is referred to herein as the “Series A Mandatory Conversion Time”), then (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Class B Common Stock, at the then effective conversion rate, and (ii) such shares may not be reissued by the Corporation. For purposes hereof, “QPO” means the closing of the sale of shares of the Corporation’s capital stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

5.2           Procedural Requirements.  All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Series A Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Series A Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Class B Common Stock), will terminate at the Series A Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Series A Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Class B Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion, and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted.  Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6.           Redeemed or Otherwise Acquired Shares.  Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall automatically and immediately be cancelled and retired and shall not be reissued, sold or transferred, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of shares of Series A Preferred Stock following any such redemption or re-acquisition.

7.           Waiver.  Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least 50.1% of the shares of Series A Preferred Stock then outstanding.

8.           Notices.  Any notice required or permitted by the provisions of this Article FOURTH to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH:  Subject to any additional vote required by this Certificate or Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by applicable law, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law of the State of Delaware as so amended.

Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

TENTH:  The following indemnification provisions shall apply to the persons enumerated below.

1.           Right to Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnified Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees and expenses) reasonably incurred by such Indemnified Person in such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article TENTH, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

2.           Prepayment of Expenses of Directors and Officers.  The Corporation shall pay the expenses (including attorneys' fees and expenses) reasonably incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article TENTH or otherwise.

3.           Claims by Directors and Officers.  If a claim for indemnification or advancement of expenses under this Article TENTH is not paid in full within 60 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law or pursuant hereto.

4.           Indemnification of Employees and Agents.   The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees and expenses) reasonably incurred by such person in connection with such Proceeding.  The ultimate determination of entitlement to indemnification of persons who are non-director and non-officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion.  Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

5.           Advancement of Expenses of Employees and Agents.  The Corporation may pay the expenses (including attorney's fees and expenses) reasonably incurred by a non-director and non-officer employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

6.           Non-Exclusivity of Rights.  The rights conferred on any person by this Article TENTH shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate or the Bylaws of the Corporation, any agreement, or by vote of stockholders or disinterested directors or otherwise.

7.           Other Indemnification.  The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.           Insurance.  The Board may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance:  (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers, employees and agents under the provisions of this Article TENTH; and (b) to indemnify or insure directors, officers, employees and agents against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article TENTH.

9.           Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article TENTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person's heirs, executors and administrators.

ELEVENTH:  This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and this Certificate, and all rights conferred upon stockholders herein, are granted subject to this reservation.

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3.           That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.           That this Certificate, which restates and integrates and further amends the provisions of the Current Certificate, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 12th day of August, 2010.

By:	/s/ Robert J. Bitterman
Name: Robert J. Bitterman
Title: Chief Executive Officer and President